Exhibit 99.1

Anne Spitza	Ken Rizvi
Corporate Marketing	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Refinances Its Senior Secured Credit Facilities

And Prepays $24 Million of the Facilities

PHOENIX, Ariz. – Mar. 6, 2007 – ON Semiconductor Corporation (NASDAQ: ONNN) today announced that it has successfully refinanced $175 million of term loans under its senior secured facilities and reduced the rate it pays from LIBOR plus 225 basis points to LIBOR plus 175 basis points. The amended and restated credit agreement also extends the maturity date of the facilities by approximately four years to 2013, enhances the Company’s ability to incur indebtedness and creates a basket for the Company to make $300 million or more of restricted payments or investments such as stock repurchases, all subject to market and certain financial conditions. The Company also announced that it has prepaid approximately $24 million of term loans under its senior secured credit facilities to bring the balance to $175 million.

“The 50 basis points reduction of the spread on our senior secured facilities, increased financial flexibility and four year maturity extension are attributable to the improved financial performance of the Company and smaller size of the facilities,” said Donald Colvin, ON Semiconductor executive vice president and CFO. “The $24 million debt prepayment announced today is part of our long-term financial strategy to continue using cash generated from operations to improve shareholder value through actions such as stock repurchases and debt prepayments. Since 2003, we have lowered our senior secured debt by over $800 million to the lowest level in the Company’s history.”

About ON Semiconductor

With its global logistics network and strong portfolio of power semiconductor devices, ON Semiconductor (Nasdaq: ONNN) is a preferred supplier of power solutions to engineers, purchasing professionals, distributors and contract manufacturers in the computer, cell phone, portable devices, automotive and industrial markets. For more information, please visit ON Semiconductor’s website at http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

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This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to share repurchases, debt prepayments and similar matters. All forward-looking statements in this news release are based on management’s current expectations and estimates, and involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are revenues and operating performance, changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are in “Item 1A Risk Factors” of our Form 10-K for the year ended December 31, 2006 and other factors are described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.